Exhibit 99.1

DPW Holdings Announces Construction Progress on Luxury Hotel in Tribeca

The Foundation Has Been Completed and the Superstructure Has Emerged From the Ground

Newport Beach, CA, September 8, 2020 -- DPW Holdings, Inc. (NYSE American: DPW) a diversified holding company (“DPW,” or the “Company”) announced that construction is fully underway on the Tribeca Hotel at 456 Greenwich Street, New York, NY. The foundation has been completed and the superstructure has emerged from the ground. The opening date of the luxury hotel is slated for the summer of 2022. The Company is a limited partner in the Tribeca Hotel development project (the “NY Partnership”).

Background on the NY Partnership

On June 8, 2018, the Company entered into a limited partnership agreement, in which it agreed to become a limited partner in the NY Partnership and has invested an aggregate of $1,869,000. On June 12, 2019, the agreement was restructured whereby DPW has no further funding obligations until the hotel is open for business to the public.

The NY Partnership is a limited partner in the partnership that is responsible for the construction and related activities of developing a 5-Star luxury hotel on a premium development site in Tribeca. The eight-story, 93,900-square-foot hotel will consist of 96 guest rooms and suites, several restaurants with a private members bar, a 1,500-square-foot interior courtyard, a spa, a swimming pool, meeting space and a 100+ person screening room. It is slated to open in the summer of 2022 under the operation of the premier hospitality group, Groupe Lucien Barrière, of Hôtel Barrière Le Fouquet’s Paris.

The development project has secured a $145 million construction loan commitment (the “Construction Loan”) from Hana Financial Investment of Hana Financial Group, one of the largest bank holding companies in South Korea with over $350 billion in assets under management. Westchester-based Caspi Development entities will lead the hotel construction project and make all management decisions including decisions relating to the Construction Loan.

“We are excited with the progress on the construction of this landmark US flagship property in the premier Tribeca area and thrilled to be a long-term partner in the hotel,” said Milton “Todd” Ault, III, the Company’s CEO and Chairman.

For more information on DPW Holdings and its subsidiaries, the Company recommends that stockholders, investors and any other interested parties read the Company’s public filings and press releases available under the Investor Relations section at www.DPWHoldings.com or available at www.sec.gov.

About DPW Holdings, Inc.

DPW Holdings, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact. Through its wholly and majority-owned subsidiaries and strategic investments, the Company provides mission-critical products that support a diverse range of industries, including defense/aerospace, industrial, telecommunications, medical, and textiles. In addition, the Company extends credit to select entrepreneurial businesses through a licensed lending subsidiary. DPW’s headquarters are located at 201 Shipyard Way, Suite E, Newport Beach, CA 92663; www.DPWHoldings.com.

Forward-Looking Statements

This press release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.DPWHoldings.com.

Contacts:

IR@DPWHoldings.com or 1-888-753-2235